                                                                    EXHIBIT 10.7

                           SECURITYHOLDERS AGREEMENT

                        DATED AS OF SEPTEMBER 30, 1996


                                     AMONG


                          PETERSEN INVESTMENT CORP.,

                          PETERSEN HOLDINGS, L.L.C.,

                    BRIGHTVIEW COMMUNICATIONS GROUP, INC.,

                                      AND

                           THE OTHER PARTIES HERETO

                               TABLE OF CONTENTS
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                                                                       Page
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ARTICLE I
     REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS.............  2
     1.1  Representations and Warranties of the Securityholders........  2

ARTICLE II
     VOTING AGREEMENTS.................................................  3
     2.1  Election of Directors........................................  3
     2.2  Other Voting Matters.........................................  3
     2.3  Irrevocable Proxy............................................  4
     2.4  Attendance and Inspection....................................  4

ARTICLE III
     TRANSFERS OF SECURITIES...........................................  4
     3.1  Restrictions on Transfer of Executive Securities.............  4
     3.2  Restrictions on Transfers of Securities......................  5
          (a)  Transfer Restrictions...................................  5
          (b)  Right of First Refusal..................................  5
          (c)  Tag-Along Rights........................................  7
          (d)  Permitted Transfers.....................................  9
          Termination of Restrictions.................................. 10
     3.3  Transfers in Violation of Agreement.......................... 11

ARTICLE IV
     EXIT TRANSACTIONS................................................. 11
     4.1  Sale of the Company.......................................... 11
     4.2  Initial Public Offering...................................... 14

ARTICLE V
     REGISTRATION RIGHTS............................................... 15
     5.1  Demand Registrations......................................... 15
          (a)  Requests for Registration............................... 15
          (b)  Long-Form Registrations................................. 15
          (d)  Priority on Demand Registrations........................ 16
          (e)  Restrictions on Demand Registrations.................... 16
          (f)  Selection of Underwriters............................... 17
     5.2  Piggyback Registrations...................................... 17
          (a)  Right to Piggyback...................................... 17
          (b)  Piggyback Expenses...................................... 17
          (c)  Priority on Primary Registrations....................... 17
          (d)  Priority on Secondary Registrations..................... 17
          (e)  Selection of Underwriters............................... 18

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                                       i
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
           (f)  Other Registrations..................................... 18
     5.3   Holdback Agreements.......................................... 18
     5.4   Registration Procedures...................................... 18
     5.5   Registration Expenses........................................ 21
     5.6   Indemnification.............................................. 21
     5.7   Participation in Underwritten Registrations.................. 22
     5.8   Other Registration Rights.................................... 23

ARTICLE VI
     PREEMPTIVE RIGHTS.................................................. 23
     6.1   Issuance of New Securities to Willis Stein................... 23

ARTICLE VII
     MISCELLANEOUS...................................................... 24
     7.1   Certain Defined Terms........................................ 24
     7.2   Legends...................................................... 31
           (a)   Securityholders Agreement.............................. 31
           (b)   Removal of Legends..................................... 31
     7.3   Expenses of Directors, etc................................... 31
     7.4   Amendment and Waiver......................................... 31
     7.5   Severability................................................. 32
     7.6   Entire Agreement............................................. 32
     7.7   Successors and Assigns....................................... 32
     7.8   Counterparts................................................. 32
     7.9   Remedies..................................................... 32
     7.10  Notices...................................................... 33
     7.11  Governing Law................................................ 33
     7.12  Descriptive Headings......................................... 34
     7.13  Further Assurance............................................ 34

                           SECURITYHOLDERS AGREEMENT
                           -------------------------


               This Securityholders Agreement (this "Agreement") is entered into as of September 30, 1996 by and among BrightView Communications Group, Inc., a Delaware corporation (the "Manager"), in its capacities as a Securityholder (as defined herein) and as an issuer of Securities (as defined herein), Petersen Holdings, L.L.C., a Delaware limited liability company (the "LLC"), Petersen Investment Corp., a Delaware corporation ("PIC"), in its capacities as a Securityholder and as an issuer of Securities (as defined herein), Petersen Publishing Company, a California corporation ("PPC"), Willis Stein & Partners, L.P., a Delaware limited partnership ("Willis Stein") and each other Person identified on Schedule
     A. Willis Stein, PIC, PPC, the other Persons identified as "Securityholders" and the Executives, and each other Person who becomes a holder of Securities in accordance with this Agreement (in each case in such Person's capacity as a holder of Securities) are sometimes referred to herein collectively as the "Securityholders" and individually as a "Securityholder." Certain capitalized terms used herein are defined in
     Section 7.1.


                                   RECITALS
                                   --------

               A. PIC, the Manager, PPC and certain of the other Securityholders and the Executives are, or shall become, the members of the LLC pursuant to a Limited Liability Company Agreement (the "LLC Agreement"), dated as of September 30, 1996. The Manager is the Managing Member (as defined in the LLC Agreement) of the LLC. Manager and the LLC are the only members of Petersen Publishing Company, L.L.C., a Delaware limited liability company ("Operating LLC").

               B. Contemporaneously with the execution of this Agreement, LLC, the Manager, PIC and certain of the other Securityholders will enter into a Securities Purchase Agreement, dated as of September 30, 1996 (the "Securities Purchase Agreement"), pursuant to which certain of such Securityholders will purchase certain Securities of LLC, the Manager and PIC.

               C. Certain of the Securityholders hold Preferred Units, Class A Common Units, Class B Common Units and/or Class C Common Units of the LLC as set forth on Schedule A hereto.

               D. Certain of the Securityholders hold shares of Class A Common Stock $.01 par value per share (the "PIC Common Stock"), and Class A Preferred Stock, $.01 par value per share ("PIC Preferred Stock," and collectively with the PIC Common Stock, the "PIC Stock,") of PIC as set forth on Schedule A hereto.

               E. Each of the Securityholders (other than PIC) holds shares of Class A Common Stock, $.01 per value per share (the "Class A Common Stock"), or Class B Common Stock, $.01 par value per share (the "Class B Common Stock", and collectively with the Class A Common Stock, the "Manager Common Stock"), of the Manager as set forth on Schedule A hereto.

               F. The parties hereto desire to provide in advance for, among other things, (i) the establishment of the composition of the Manager's board of directors (the "Board"), (ii) continuity in the management, ownership and control of the Manager, (iii) certain restrictions on transfers of Securities and (iv) certain rights with respect to the registration of Securities issued by the Manager.

                   The parties hereto agree as follows:


                                   ARTICLE I
             REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS

               1.1 REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS. Each Securityholder (as to himself or itself only) represents and warrants to PIC, the Manager, the LLC and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

               (a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms;

               (b) the execution, delivery and performance by such Securityholder of this Agreement and the consummation by such Securityholder of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound;

               (c) such Securityholder is the beneficial owner of the Securities set forth opposite such Person's name on Schedule A hereto, free and clear of all liens, charges and other encumbrances; and

               (d) such Securityholder has not granted and is not party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

                                  ARTICLE II
                               VOTING AGREEMENTS

               2.1 ELECTION OF DIRECTORS. (a) Each Person that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting Securities of the Manager over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable actions within such Person's control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Manager or otherwise and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of consents in lieu of meetings; provided that nothing in this
     Section 2.1 shall require a director, in his or her capacity as such, to violate such director's fiduciary duties to holders of Manager's Capital Stock), and the Manager will take all necessary and desirable actions within its control (including without limitation calling special board and stockholder meetings), so that:

                    (i) the authorized number of directors for the board of directors of the Manager is established and maintained at the number of directors as from time to time may be designated by the Majority Willis Stein Holders, which number shall initially be 11;

                    (ii) only individuals (the "Willis Stein Directors") designated by the Majority Willis Stein Holders shall be elected to the Board;

                    (iii) the removal from the Board (with or without cause) of any representative designated hereunder by the Majority Willis Stein Holders shall be at the written request of the Majority Willis Stein Holders, but only upon such written request and under no other circumstances; and

                    (iv) in the event that any representative designated hereunder by the Majority Willis Stein Holders ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Majority Willis Stein Holders as provided hereunder.

               (b) The provisions of this Section 2.1 shall terminate automatically and be of no further force or effect upon a Qualified IPO.

               2.2 OTHER VOTING MATTERS. Each party to this Agreement hereby agrees that such party will vote, or cause to be voted, all voting Securities of the Manager and its Subsidiaries over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a stockholders meeting, or by written consent, in the manner in which the Majority Willis Stein Holders directs in connection with the approval of any amendment or amendments to the Manager's Certificate of Incorporation, the merger, share exchange, combination or consolidation of the Manager with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Manager and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Manager; provided however that no such action shall (a) be inconsistent with the terms of this Agreement, or (b) have a material adverse effect on any Securityholder's rights or interests in respect of any Securities, if such effect would be borne disproportionately by such Securityholder relative to the effect on the rights or interests of other Securityholders in respect of holdings of Securities of the same class.

               2.3 IRREVOCABLE PROXY. In order to secure the obligations of each Securityholder who now or hereafter holds any voting securities to vote such Person's voting Securities in accordance with the provisions of
     Section 2.1 and Article IV hereof, each Securityholder hereby appoints Willis Stein as his or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or its voting Securities for the election and/or removal of directors and all such other matters as expressly provided for in Section 2.1 and Article IV. Willis Stein may exercise the irrevocable proxy granted to it hereunder at any time any such Securityholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each such Securityholder pursuant to this
     Section 2.3 are coupled with an interest and are given to secure the performance of such Securityholder's obligations to the Majority Willis Stein Holders under this Agreement. Such proxies and powers shall be irrevocable until after the occurrence of a Qualified IPO and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Securityholder and the subsequent holders of his or its Securities. No Securityholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

               2.4 ATTENDANCE AND INSPECTION. The Majority Non-Willis Stein Holders shall be entitled to designate one person (by providing written notice to the Company of the identity of the person so designated) who shall be entitled to participate as an observer at all meetings of the Board (the "Board Visitor"). The Majority Non-Willis Stein Holders shall be entitled to replace the person designated as the Board Visitor (by providing written notice to the Company of such replacement and of the identity of the new designee). The Company shall provide the same notice of meetings of the Board to the Board Visitor as the Company provides to the members of the Board. The Company shall permit the Board Visitor, upon reasonable notice and during normal business hours, to visit and inspect any of the properties (including, without limitation, the books and records) of the Company and its Subsidiaries.

                                  ARTICLE III
                            TRANSFERS OF SECURITIES

               3.1 RESTRICTIONS ON TRANSFER OF EXECUTIVE SECURITIES. Notwithstanding anything to the contrary contained in this Agreement, no holder of Executive Securities may Transfer any Executive Securities, except with the prior written consent of the Manager, which consent the Manager may withhold at its sole discretion.

                 3.2  RESTRICTIONS ON TRANSFERS OF SECURITIES.

                 (a) Transfer Restrictions. Notwithstanding any other provision of this Agreement, except in a Transfer pursuant to Article IV below, no holder of Securities may Transfer any Securities except in accordance with this Article III or pursuant to a Public Sale. Notwithstanding any other provision of this Agreement, no holder of Common Units, PIC Common Stock or Manager Common Stock may Transfer any of such Securities, unless such holder Transfers contemporaneously, in the same manner of Transfer and to the same transferee (i) in the case of a Transfer of Common Units or PIC Common Stock, the same relative portion of Manager Common Stock or (ii) in the case of a Transfer of Manager Common Stock, the same relative portion of Common Units or PIC Common Stock, in each case based upon the transferor's Ownership Percentage of each such type or class of Securities held by such holder immediately prior to such Transfer. Also notwithstanding any other provision of this Agreement, no holder of Common Units, Preferred Units, PIC Common Stock or PIC Preferred Stock which are Investor Securities may Transfer any of such Securities, unless such holder Transfers contemporaneously (i) in the case of a Transfer of Common Units, the same relative portion of Preferred Units, (ii) in the case of a Transfer of Preferred Units, the same relative portion of Common Units,
     (iii) in the case of a Transfer of PIC Common Stock, the same relative portion of PIC Preferred Stock, or (iv) in the case of a Transfer of PIC Preferred Stock, the same relative portion of PIC Common Stock, in each case based upon the transferor's Investor Ownership Percentage of each such type or class of Securities held by such holder immediately prior to such Transfer.

               (b)    Right of First Refusal.

                      (i) Each holder of Investor Securities who proposes to Transfer Securities other than pursuant to a Public Sale (for purposes of this Section 3.2(b), a "Selling Holder") will give written notice of such proposed Transfer (the "Transfer Notice") to the Manager and the holders of Investor Securities (the "Other Holders") at least forty-five (45) days prior to making such proposed Transfer. The Transfer Notice will disclose in reasonable detail the identity of the prospective transferee, the Securities to be transferred (for purposes of this Section 3.2(b), the "Offered Securities") and the price, terms and conditions of the proposed Transfer. The Other Holders and the Manager shall be entitled to ask questions and receive such information as they shall reasonably request concerning such proposed Transfer and, if requested by the Manager, the Selling Holder shall be required to supplement the Transfer Notice to reflect such additional information. The Selling Holder will not consummate any such Transfer until forty-five (45) days after the Transfer Notice has been given to the Other Holders and the Manager unless each of the Other Holders and the Manager elect not to purchase Offered Securities pursuant to this Section 3.2(b) or each of the Other Holders and the Manager waive their rights under this Section 3.2(b) prior to the expiration of such forty-five (45) day period. (The date of the first to occur of such events is referred to as the "Authorization Date.")

                    (ii) First, the Manager or LLC (or any assignee of any of the foregoing other than Willis Stein or PIC or any Persons controlled by either Willis Stein or PIC), as designated by the Manager (each such Person, a "Purchaser", and all such Persons collectively, the "Purchasers"), may elect to purchase all or any portion of the Offered Securities upon the same price, terms and conditions as those set forth in the Transfer Notice by delivering written notice (the "Repurchase Notice") to the Selling Holder and the Other Holders within thirty (30) days after the Transfer Notice is given. The Repurchase Notice will set forth the number of Offered Securities to be acquired by each such Purchaser.

                    (iii) Subject to subparagraph (v) below, if the Purchasers have elected to purchase less than all of the Offered Securities, each of the Other Holders shall be entitled to purchase upon the same terms and conditions as those set forth in the Transfer Notice all or any portion of the Offered Securities that the Purchasers have not elected to purchase (the "Available Securities"); provided that if Other Holders elect to purchase in the aggregate an amount of such Securities which exceeds the amount of Available Securities, such Available Securities will be allocated among each Other Holder who so elects to purchase Securities, as determined by the Willis Stein Majority Holders based upon the portion of the aggregate Ownership Percentage of all Other Holders electing to exercise purchase rights hereunder represented by such Other Holder's Ownership Percentage. Each of the Other Holders may elect to purchase Available Securities by giving written notice (an "Election Notice") to the Manager within ten (10) days after the earlier to occur of the latest date on which a Repurchase Notice may be delivered in accordance with subparagraph
          (ii) above or delivery of a Repurchase Notice.

                    (iv) If the Manager delivers a Repurchase Notice or receives one or more Election Notices, then on or prior to the Authorization Date, the Manager shall notify the Selling Holder (the "Supplemental Repurchase Notice") as to the number of shares being purchased from such holder by the Other Holders delivering the Election Notice, if any (the "Electing Holders"), and the time and place for the closing of all purchases described in the Repurchase Notice and the Election Notice, if any, which shall not be later than thirty (30) days after the Authorization Date. Upon receipt of a Supplemental Repurchase Notice from the Manager, the Selling Holder will be obligated to sell, and the Purchasers and the Other Holders delivering an Election Notice shall be obligated to purchase, the Offered Securities on the terms described in the Transfer Notice and to the Persons described in the Supplemental Repurchase Notice, and shall not Transfer any Offered Securities to any other Person, or take any action inconsistent therewith. At the time the Manager delivers the Supplemental Repurchase Notice to the Selling Holder, the Manager shall also deliver written notice to each Electing Holder setting forth the number of shares each Electing Holder is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

                    (v) Notwithstanding anything in this Section 3.2(b) to the contrary, if the Purchasers and the Other Holders do not, in the aggregate, elect to purchase all of the Offered Securities specified in the Transfer Notice, the Selling Holder may (subject to compliance with Sections 3.1 and 3.2(c) hereof) Transfer all, but not less than all, of the Offered Securities specified in the Transfer Notice to the transferees specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than those specified in the Transfer Notice during the 90-day period immediately following the Authorization Date. Any such Offered Securities which are not Transferred in compliance with the preceding sentence within such 90-day period will again be subject to the provisions of this Section 3.2(b) in connection with any subsequent Transfer or proposed Transfer.

               (c) Tag-Along Rights. Prior to making any Transfer of Securities (other than a Public Sale or a Transfer to one or more of the Issuers (or their assignees) or any Transfer pursuant to Section 3.2(b)), (i) prior to the fourth anniversary of the date of this Agreement, each holder of Securities proposing to make such a Transfer and (ii) after the fourth anniversary of the date of this Agreement, the Controlling Holder (any such Person proposing to make a Transfer who at such time is subject to this
     Section 3.2(c), a "Selling Holder") shall give at least forty-five (45) days' prior written notice to other holders of Securities (for purposes of this Section 3.2(c) each, an "Other Holder") and the Manager, which notice (for purposes of this Section 3.2(c), the "Sale Notice") shall describe in reasonable detail the type and amount of Securities to be sold (for purposes of this Section 3.2(c), the "Offered Securities"), the price, terms and conditions of such proposed Transfer, and the identity of the prospective transferee and which notice may be the same notice as the Transfer Notice. For purposes hereof, the "Controlling Holder" means Willis Stein and other Persons under its control, so long as Willis Stein is the Majority Willis Stein Holder, and otherwise means each holder who, when included with its Affiliates, is the Majority Willis Stein Holder. Any of the Other Holders may, within fifteen (15) days of the delivery of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Securities such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Securities pursuant to this Section 3.2(c) in connection with a Transfer of Offered Securities, to sell Securities of the same type and class and in the same relative proportions as the Securities (except that, subject to the restrictions on Transfer in Section 3.1, an Executive will be permitted to include Manager Common Stock and Class A Common Units without including Preferred Units in any such sale if such Executive and its Permitted Transferees hold no Preferred Units or have agreed to include in such sale all Preferred Units held by such Persons prior to inclusion therein of Manager Common Stock and Class A Common Units, and, if any Executive Securities are included in any such sale, the purchase price shall be allocated between each class of Executive Securities and each other class of securities included therein so that Preferred Securities are valued at the Liquidation Value thereof or at such other value as shall be determined in good faith by the Manager) which comprise the Offered Securities; and
     (2) to exercise its tag-along rights hereunder, each Other

     Holder must agree to provide for the benefit of the transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to provide in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties, or covenants pertaining to the Selling Holder of the Offered Securities, each of the Other Holders shall, to the extent applicable, make comparable representations and warranties and covenants with respect to such Other Holder and the Securities it Transfers in such transaction) and must agree to bear his or its ratable share (which may be joint and several but shall be based on the value of Securities that are Transferred) of all liabilities to the transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain to a given Securityholder or its Securities, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.2(c) and
     (y) its or his pro-rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of Securities pursuant to this
     Section 3.2(c) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker's fee, finder's fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the acquiring party.

               If none of the Other Holders gives the Selling Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then, subject to satisfying the provisions contained in Section 3.2(b), the Selling Holder may Transfer such Offered Securities on the terms and conditions set forth in, and to the transferee identified in, the Sale Notice at any time within ninety (90) days after the later to occur of (i) expiration of the fifteen-day period for giving Tag-Along Notices with respect to such Transfer and (ii) the Authorization Date. Any such Offered Securities not Transferred by the Selling Holder during such ninety-day period will again be subject to the provisions of this Section 3.2(c) upon subsequent Transfer. If one or more Other Holders gives the Selling Holder a timely Tag-Along Notice (each, an "Electing Holder"), then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective transferee to the participation of the Electing Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Holder shall transfer any of the Offered Securities to the prospective transferee if such prospective transferee declines to allow the participation of the Electing Holders. If the prospective transferee is unwilling or unable to acquire all of the Offered Securities and all of the Securities specified in each timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number or amount of each type or class of Offered Securities that the prospective transferee is willing to purchase (the "Allocable Securities") among the Selling Holder and the Electing Holders as follows (it being understood that the prospective transferees shall be required to purchase Offered Securities of the same type or class on the same terms and conditions and to consummate such Transfer on those terms and conditions):

                    (i) each participating Securityholder (including the Selling Holder) shall be entitled to sell a number of shares or amount of each type or class of Offered Securities (not to exceed, for any Electing Holder, the number of shares or amount of such type or class of Offered Securities identified in such Electing Holder's Tag-Along Notice) equal to the product of (A) the number or amount of Allocable Securities of such type or class of Securities and (B) a fraction, the numerator of which is such Securityholder's Ownership Percentage of such type or class of Offered Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such type or class of Offered Securities; and

                    (ii) if after allocating the Allocable Securities of any type or class of Offered Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Securities of such type or class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling Holder and each such Electing Holder that has elected in its Tag-Along Notice to sell a greater number of shares or amount of such type or class of Offered Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Securities have been allocated in accordance with this clause (ii).

          No Allocable Securities in excess of the number or amount of Offered Securities may be transferred pursuant to this Section 3.2(c) unless the provisions of Section 3.2(b) are complied with for such excess Securities.

               (d) Permitted Transfers. The rights and restrictions contained in Sections 3.1, 3.2(a). 3.2(b) and 3.2(c) shall not apply with respect to any of the following Transfers of Securities:

                    (i)    any Transfer of Securities in accordance with Section
          4.1;

                    (ii) any Transfer of Securities incidental to the exercise, conversion or exchange of other Securities to the holder of such other Securities in accordance with the terms of such other Securities, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving any of the Issuers, including without limitation the transactions described in Sections 4.1 and 4.2; and

                    (iii) any Transfer to a Permitted Transferee so long as prior to such Transfer such Permitted Transferee has executed and delivered to the Manager an agreement in form and substance satisfactory to the Manager to be bound by the terms herein in the same manner and to the same extent as the transferor thereof, and assuming the obligations of the transferor hereunder with respect to the Securities so transferred.

     Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or a portion of such party's interest in any such Permitted Transferee.

               (e) Notwithstanding any other provision hereof, for all purposes of Article III and Article IV, (i) Class A Common Stock and Class B Common Stock shall be deemed to be Securities of the same class and type; (ii) PIC Preferred Stock and Preferred Units shall be deemed to be Securities of the same class and type, and (iii) PIC Common Stock and Common Units shall be deemed to be Securities of the same class and type, so that, e.g., an Electing Holder pursuant to Section 3.2(c) holding PIC Preferred Stock will be permitted to Transfer shares of such stock in a Transfer of Preferred Units proposed by a Selling Holder, on the terms and subject to the same conditions as the terms and conditions on which such Electing Holder would be permitted to include Preferred Units in such Transfer. Without limiting the foregoing, if a Securityholder holds PIC Preferred Stock, such Securityholder's "Ownership Percentage" of Preferred Units shall be calculated by attributing to such Securityholder the portion of the Preferred Units held by PIC equal to the percentage of outstanding shares of PIC Preferred Stock held by such Securityholder, and if such Securityholder holds PIC Common Stock, such Securityholder's "Ownership Percentage" of Common Units shall be calculated by attributing to such Securityholder the portion of the Common Units held by PIC equal to the percentage of outstanding shares of PIC Common Stock held by such Securityholder. Similarly, if a Securityholder holds Preferred Units, such Securityholder's "Ownership Percentage" of PIC Preferred Stock shall be calculated by attributing to such Securityholder ownership of a number of shares of PIC Preferred Stock equal to the product of (x) the number of shares of PIC Preferred Stock which are actually outstanding, multiplied by
     (y) a fraction, the numerator of which is the amount of Preferred Units held by such Securityholder, and the denominator of which is the amount of Preferred Units held by PIC; and if a Securityholder holds Common Units, such Securityholder's "Ownership Percentage" of PIC Common Stock shall be calculated by attributing to such Securityholder ownership of a number of shares of PIC Common Stock equal to the product of (x) the number of shares of PIC Common Stock which are actually outstanding, multiplied by (y) a fraction, the numerator of which is the amount of Common Units held by such Securityholder, and the denominator of which is the amount of Common Units held by PIC. In no event will any holder of PIC Common Stock or PIC Preferred Stock be permitted to Transfer any of such stock pursuant to
     Section 3.2(c) if PIC is an "Electing Holder" with respect to such transaction and Transfers Common Units or Preferred Units, respectively, therein.

               (f) Termination of Restrictions. The restrictions set forth in this Section 3.2 shall continue with respect to each Security until the earlier of (i) the date on which such Security has been transferred in a Public Sale or pursuant to Article IV hereof, or (ii) the consummation of a Qualified IPO. Notwithstanding any other provision of this Agreement, except as set forth in the preceding sentence, the restrictions contained in Article III shall continue to be applicable to all Securities after any Transfer and no Transfer shall be consummated, or be deemed consummated, for any purpose unless each transferee of such Securities shall have agreed in a writing, in form and substance satisfactory to the Manager delivered to the Manager prior to such Transfer, to be bound by the provisions of this Agreement affecting the securities so Transferred. Notwithstanding any of the provisions of this Agreement, no holder of Securities may Transfer any Securities to any Person who, in the good faith judgement of the Willis Stein Majority Holders, is directly or indirectly, involved or has any equity investment, in any business which is competitive with the business of Operating LLC, without the prior written consent of the Willis Stein Majority Holders.

               3.3 TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void; no Issuer of such Securities shall record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose; and the transferor of such Securities shall not be relieved of any of its obligations as a Securityholder under this Agreement.


                                  ARTICLE IV
                               EXIT TRANSACTIONS

               4.1  SALE OF THE COMPANY.

               (a) If the Manager elects to consummate, or to cause the LLC to consummate, a transaction constituting a Sale of the Company, the Manager shall notify the other Securityholders in writing of that election, each of the other Securityholders will consent to and raise no objections to the proposed transaction, and each of the Securityholders and the Issuers will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Manager; provided that: (i) if the proposed Sale of the Company is structured as or involves a sale or redemption (i.e., a purchase by the LLC of Common Units and PIC Common Stock) of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Sale of the Company on the terms and conditions approved by the Manager (it being the understanding and intent of the Securityholders that any such Sale of the Company would be effected as a sale of PIC Stock, Manager Common Stock and Units (excluding the Units held by PIC or the Manager), and that the holders of PIC Common Stock and the holders of Class A Common Units other than PIC or the Manager would be paid consideration of the same type and in the same amount, treating each share of PIC Common Stock as equivalent to a Class A Common Unit, and that the holders of PIC Preferred Stock and the holders of Preferred Units other than PIC would receive consideration of the same type and in the same amount, in proportion to the Preference Amount of such Preferred Securities), and each of the Securityholders will execute any merger or sale agreement approved by the Manager in connection with such Sale of the Company, (ii) each Securityholder shall be severally obligated to join (on a basis reflecting the manner in which loss and expenses would be allocated or borne pursuant to the Holdings LLC Agreement and the Company's certificate of incorporation upon liquidation of the LLC and Manager) in any indemnification or other obligations that the Manager agrees to in connection with such Sale of the Company (other than any such obligations that relate specifically to a particular Securityholder such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder's title to and ownership of a Security, as to which obligations each such Securityholder shall be solely liable); provided that no Securityholder shall be obligated in connection with a Sale of the Company to agree to indemnify or hold harmless the prospective transferee(s) with respect to an amount in excess of the net cash proceeds to be paid to such Securityholder in connection with such Sale of the Company and
(iii) the holders of Common Units and the holders of Preferred Units (other than holders of the Common Units and Preferred Units originally issued to PPC or issued in respect of such units, and other than PIC and Manager) (collectively the "LLC Sharing Parties") shall make a payment (or cause a payment to be made) to PIC five (5) days prior to the due date of the federal, state, local or foreign corporate income tax return of PIC (or earlier due date for any estimated tax return if applicable) in an aggregate amount equal to the PIC Tax Make-Whole Amount. (At the request of PIC, such amounts may be withheld from the proceeds of any Sale of the Company otherwise payable to any of the LLC Sharing Parties). The PIC Tax Make-Whole Amount shall be equal to the product of (i) the sum of (A) the PIC Tax Amount, plus (B) the PIC Shareholder Tax Detriment Amount, plus (C) the Tax Gross-Up Amount, multiplied by (ii) a fraction, the numerator of which is the aggregate gains to be realized (with respect to or in exchange for their equity interests in the LLC and the Manager) in connection with the Sale of the Company by the LLC Sharing Parties, and the denominator of which is the aggregate gains to be realized (with respect to or in exchange for their equity interests in the LLC and the Manager) in connection with the Sale of the Company by the LLC Sharing Parties, PIC and the Manager. Each LLC Sharing Party shall be severally (and not jointly) obligated to pay a portion of the PIC Tax Make-Whole Amount equal to a fraction, the numerator of which is the aggregate gains to be realized (with respect to or in exchange for its equity interests in the LLC and the Manager) in connection with the Sale of the Company by such LLC Sharing Party, and the denominator of which is the aggregate gains to be realized (with respect to or in exchange for their equity interests in the LLC and the Manager) in connection with the Sale of the Company by all LLC Sharing Parties. For purposes of this Agreement, the PIC Tax Amount shall mean the amount of any federal, state, local and foreign income tax liability of PIC attributable to the taxable income recognized by PIC as a result of the Sale of the Company, including any receipt of assets from the LLC or distribution of assets by PIC to its shareholders or creditors in connection with the Sale of the Company. For purposes of this Agreement, the PIC Shareholder Tax Detriment Amount shall mean an amount equal to the sum of (i) the excess of (A) the income tax liability incurred by the PIC shareholders as a result of the Sale of the Company, including any receipt of assets from PIC in connection with the Sale of the Company, over (B) the income tax liability that would have been incurred by the PIC shareholders as a result of the Sale of the Company if such shareholders had, from the inception of the LLC, owned the equity interests in the LLC owned by PIC (taking into account, without limitation, any increase in tax basis the PIC shareholders would have received on account of the undistributed income of the LLC), plus (ii) an amount sufficient to cause the sum of the amounts described in clauses (i) and (ii) of this sentence, net of any income taxes payable by the PIC shareholders as a result of receiving with respect to their investment in PIC a payment to equal such amounts, to equal the amount described in clause (i) of this sentence. For purposes of this Agreement, the Tax Gross-Up Amount shall mean an amount sufficient to cause the sum of the PIC Tax Amount, the PIC Shareholder Tax Detriment Amount and the Tax Gross-Up Amount, net of any income taxes payable by PIC as a result of receiving such payments, to equal the sum of the PIC Tax Amount and the PIC Shareholder Tax Detriment Amount. All determinations necessary in applying this section shall be made in good faith by the LLC's accountants and shall assume that all of the PIC shareholders are subject to tax at the maximum federal, state and local income tax rate applicable to an individual resident in Chicago, Illinois on income of the relevant character.

          (b) During each of the taxable years in which PIC owns an equity interest in the LLC, if the LLC makes a distribution to the holders of the LLC interests and the distribution is (i) not in connection with a Sale of the Company and (ii) is in excess of the amount required to be distributed pursuant to Section 5.5 of the LLC Agreement (the "Excess Distribution"), then the LLC Sharing Parties shall make a payment (or cause a payment to be made) to PIC five
(5) days prior to the due date of the federal, state, local or foreign corporate income tax return of PIC (or earlier due date for any estimated tax return if applicable) in an amount calculated in the same manner as the PIC Tax Make-Whole Amount, as appropriately adjusted to substitute the Excess Distribution (including any events by which the LLC generated funds enabling the LLC to make the Excess Distribution) for a Sale of the Company. Each LLC Sharing Party shall be obligated to pay a portion of the amount described in the preceding sentence equal to a fraction, the numerator of which is the portion of the Excess Distribution to be received by such LLC Sharing Party, and the denominator of which is the aggregate portion of the Excess Distribution to be received by all LLC Sharing Parties.

          (c) The intent of Section 4.1(a)(iii) and Section 4.1(b), above, are to cause a person subject to income tax as an individual who invests in LLC equity interests through PIC to achieve the same after-tax return from such investment as an LLC Sharing Party who is subject to income tax as an individual achieves from such LLC Sharing Party's direct investment in equivalent LLC equity interests (in both cases, after taking into account the payments described in Section 4.1(a)(iii) and Section 4.1(b)). Section 4.1(a)(iii) and
Section 4.1(b) shall be interpreted in a manner consistent with the intent described in the preceding sentence and in no event shall Section 4.1(a)(iii) and Section 4.1(b) be applied to produce a higher after-tax return to the shareholders of PIC (deeming all such shareholders to be taxable as individuals) than the return achieved by an LLC Sharing Party holding an equivalent interest (provided that any LLC Sharing Party that is subject to New York City Unincorporated Business Tax will have its after-tax return calculated as if all LLC Sharing Parties are subject to New York City Unincorporated Business Tax).

          (d) The obligations of the Securityholders with respect to a Sale of the Company are subject to a satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, including any related redemptions (e.g., a purchase by the LLC of Common Units and PIC Common Stock), prior to taking into account any payments pursuant to Section 4.1(a)(iii) and Section 4.1(b), all of the holders of a particular class or series of Securities shall receive the same form and amount of consideration per share, unit or amount of Securities (provided that, in the case of PIC equity holders, the consideration received shall be deemed to include the amount of corporate taxes actually paid by PIC), or if any holders of a particular type, class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such type, class or series will be given the same option (treating PIC Common Stock and Common Units as being of the same type, class and series of Securities for all purposes of this clause (i), excluding for such purposes the Units held by PIC or the Manager), (ii) all holders of then currently exercisable rights to acquire a particular type, class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Securities or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Sale of the Company less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights, and (iii) the holders of Preferred Securities, shall receive in respect of all of the issued and outstanding Preferred Securities in such Sale of the Company consideration having a fair market value equal to the aggregate Preference Amount with respect thereto before any consideration is paid in respect of any of the Common Equity Securities in such Sale of the Company; provided however, that if less than all of the outstanding Preferred Securities are acquired in such Sale of the Company or if the value of the consideration in such Sale of the Company is less than the aggregate Preference Amount with respect to all outstanding Preferred Securities then the consideration in such Sale of the Company shall be allocated among the holders of the Preferred Securities, ratably based on the aggregate Preference Amount of Preferred Securities held by each such holder.

          (e) If PIC, the Manager or the LLC enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Securityholder that is not an "accredited investor" (within the meaning of Rule 501(a) of the Securities Act) will, at the request of the Manager, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) approved by the Manager and the Manager will pay the fees of such purchaser representative. If any such Securityholder declines to appoint the purchaser representative approved by the Manager such Securityholder will appoint another purchaser representative, and such Securityholder will be responsible for the fees of the purchaser representative so appointed.

          (f) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of proceeds received with respect to Securities sold) of the reasonable costs of any sale of Securities pursuant to a Sale of the Company (but only if such Sale of the

Company is actually consummated) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Manager or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder.

          4.2 INITIAL PUBLIC OFFERING. Subject to Article V, the Manager shall control all aspects of any initial Public Offering, including any initial Public Offering of Manager Common Stock (an "IPO"), including without limitation the timing and pricing thereof. In connection with an IPO, the Manager may formulate a reorganization or restructuring plan (the "Reorganization Plan") to restructure or reorganize one or more of the Issuers. Each holder of Securities shall take whatever action is required under such Reorganization Plan to effect the transactions contemplated therein so long as such plan does not affect such holding in a manner which is materially adverse and disproportionate to the manner in which such plan affects other holders of securities of the same class. Any Reorganization Plan may, without limitation, provide that: (i) all Common Units (other than Common Units held by PIC) and PIC Common Stock be contributed to the Manager without consideration therefor on a tax-deferred basis pursuant to Section 351 of the Code, (ii) all shares or amounts of Preferred Securities be exchanged for or converted into stock of the Manager or a successor corporation (whether of a series with similar or different economic terms (including Manager Common Stock) but provided that the fair market value (as determined in the good faith judgement of the Board of Directors of the Manager) of such stock shall not be less than the Preference Amount of such Preferred Securities at the time of such transaction) and/or (iii) PIC and/or the LLC merge with and into the Manager or sell all of its assets to the Manager; provided that if in connection with any Reorganization Plan voting Equity Securities of the Manager are exchanged for Units, at the request of any holder of Class B Common Stock, the Company shall offer to such holder of Class B Common Stock non-voting Equity Securities of the Manager which possess the same rights (other than with respect to voting) and preferences as such voting Equity Securities.



                                    ARTICLE V
                              REGISTRATION RIGHTS

          5.1  DEMAND REGISTRATIONS.

          (a) Requests for Registration. The Majority Willis Stein Holders may request by written notice to the Manager at any time or from time to time the registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. The Majority Non-Willis Stein Holders may request by written notice to the Manager on not more than two occasions a short-form Registration of all or any portion of their Registrable Securities so long as the Manager has become eligible to use any applicable short form. All registrations requested pursuant to this Section 5.1(a) are referred to herein as "Demand Registrations".

Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Manager shall give written notice of such requested registration to all other holders of Registrable Securities, which notice shall offer such holders the opportunity to participate in the registration on the terms hereof, and shall include, subject to Section 5.1(d) in such registration all Registrable Securities with respect to which the Manager has received written requests for inclusion therein within 15 days after the receipt of the Manager's notice. Notwithstanding anything to the contrary herein, unless the Manager agrees otherwise, the Manager shall not be required to effect a "shelf" registration under this Section 5.1(a).

          (b) Long-Form Registrations. The Majority Willis Stein Holders shall be entitled to request four Demand Registrations that are Long-Form Registrations in which the Manager shall pay all Registration Expenses. If Willis Stein distributes to its partners a majority of its Registrable Securities, the Majority Non-Willis Stein Holders shall thereafter be entitled on one occasion to request a Demand Registration that is a Long-Form Registration. A registration shall not count as one of the permitted Long-Form Demand Registrations if it does not become effective or if the Person requesting such registration is not able to register and sell at least 85% of the Registrable Securities requested to be included in such registration because of the exercise of Piggyback Registration rights provided hereunder; provided that in any event the Manager shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Demand Registrations.

          (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 5.1(b), the Majority Willis Stein Holders shall be entitled to request an unlimited number of Short-Form Registrations in which the Manager shall pay all Registration Expenses and the Majority Non-Willis Stein Investors shall be entitled to request two Short-Form Registrations in which the Manager shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $10,000,000. Demand Registrations shall be Short-Form Registrations whenever the Manager is permitted to use any applicable short form. After the Manager has become subject to the reporting requirements of the Securities Exchange Act, the Manager shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

          (d) Priority on Demand Registrations. If the managing underwriters for a Demand Registration advise the Manager in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of the Registrable Securities initially requesting registration, without adversely affecting the marketability of the offering, then the Manager shall exclude from such registrations such excess amount of Registrable Securities, and shall include in such registration prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

          (e) Restrictions on Demand Registrations. The Manager shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 5.2 unless the underwriter in such previous registration consents to a shorter period. The Manager may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Manager or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, business combination, tender offer, joint venture, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Manager shall pay all Registration Expenses in connection with such registration.

          (f) Selection of Underwriters. The Manager shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval (which shall not be unreasonably withheld) of the Majority Willis Stein Holders.

          5.2  PIGGYBACK REGISTRATIONS.

          (a) Right to Piggyback. Whenever the Manager proposes to register any of its securities (whether for itself or any of its securityholders) under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Manager shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and, subject to subparagraph (c) and (d) below, shall include in such registration all Registrable Securities with respect to which the Manager has received written requests for inclusion therein within 20 days after the receipt of the Manager's notice.

          (b) Piggyback Expenses. The Registration Expenses in all Piggyback Registrations shall be paid by the Manager.

          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Manager or a successor, and the managing underwriters advise the Manager in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Manager shall exclude from such registrations such excess amount of Registrable Securities, and shall include in such registration (i) first, the securities the Manager proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration.

          (d) Priority on Secondary Registrations. If the managing underwriters of a Piggyback Registration on behalf of the holders of the Manager's Securities advise the Manager in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Manager shall exclude from such registrations such excess amount of Registrable Securities, and shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares owned by each such holder and (ii) second, other securities requested to be included in such registration.

          (e) Selection of Underwriters. The selection of investment banker(s) in any Piggyback Registration and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

          (f) Other Registrations. If the Manager has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 5.1 or pursuant to this Section 5.2, and if such previous registration has not been withdrawn or abandoned, the Manager shall not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration unless the underwriter in the previous registration consents to a shorter period.

          5.3  HOLDBACK AGREEMENTS.

          (a) Each holder of Registrable Securities shall not effect any Public Sale of equity securities of the Manager, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

               (b) The Manager (i) shall not effect any Public Sale of its equity securities, or any securities convertible into or exchangeable or exercisable for such units or securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of units, or any securities convertible into or exchangeable or exercisable for units, purchased from the Manager at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any Public Sale of any such units or securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

               5.4 REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Article V, the Manager shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Manager shall as expeditiously as possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that a reasonable time before filing a registration statement or prospectus or any amendments or supplements thereto, the Manager shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

               (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Manager shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

               (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, whereupon such sellers shall cease distributing any Registrable Securities until, at the request of any such seller, the Manager shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Manager are then listed and, if not so listed, to be listed on NASDAQ and, if listed on NASDAQ, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 promulgated by the SEC or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

               (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Manager, and cause the Manager's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Manager's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC;

               (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Manager, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Manager in writing, which in the reasonable judgment of such holder and its counsel should be included; and

               (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Manager shall use its best efforts promptly to obtain the withdrawal of such order.

               5.5 REGISTRATION EXPENSES. All expenses incident to the Manager's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, NASD fees, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Manager and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Manager (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Manager shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Manager are then listed or on the NASD automated quotation system.

               5.6  INDEMNIFICATION.

               (a) The Manager agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities
     Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Manager by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Manager has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Manager shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

               (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Manager in writing such information and affidavits as the Manager reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Manager, its directors and officers and each Person who controls the Manager (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

               (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d) The indemnification provided for under this Article V shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of securities. In order to provide for contribution in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement makes a claim for indemnification pursuant to this Section
     5.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder in circumstances for which indemnification is provided under this Section 5.6; then, in each such case, the Manager and such holder will contribute to the aggregate losses, claims, damages or liabilities which they would otherwise be obligated to indemnify under Section 5.6(a) or (b) (after contribution from others) in such proportions so that such holder is responsible for the portion of such aggregate losses, claims, damages or liabilities represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Manager is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it from the sale of all Registrable Securities sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

               5.7 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such underwriter and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

               5.8 OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Manager shall not grant to any Persons the right to request the Manager to register any equity securities of the Manager, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Majority Willis Stein Holders.

                                  ARTICLE VI
                               PREEMPTIVE RIGHTS


               6.1  ISSUANCE OF NEW SECURITIES TO WILLIS STEIN

               (a) If at any time after the date of this Agreement an Issuer proposes to issue or sell (a "Proposed Issuance") to Willis Stein, PIC or any Person controlled by Willis Stein or PIC, any Common Equity Securities or Preferred Securities (collectively, "New Securities"), such Issuer shall first offer to sell to each other holder of Investor Securities a portion of each type of such New Securities equal to the quotient determined by dividing (a) the amount of Fully-Diluted Equity represented by Investor Securities held or beneficially owned by such holder of Investor Securities by (b) the total amount of Fully-Diluted Equity represented by Investor Securities outstanding immediately prior to such issuance or sale. Each holder of Investor Securities shall be entitled to purchase such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to Willis Stein.

               (b) In order to exercise its purchase rights hereunder, each holder of Investor Securities must, within ten Business Days after receipt of written notice from the Issuer describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms therefor and the percentage allotment for each holder of Investor Securities, deliver a written agreement (each, an "Acceptance Agreement) to the Issuer irrevocably committing to purchase an amount of New Securities equal to such holder's percentage allotment of New Securities, on the terms specified in such written notice and on such other customary terms not inconsistent therewith on which such New Securities are issued to Willis Stein.

               (c) If the Issuer has received any Acceptance Agreements, the Issuer may, at its sole discretion, elect to cancel the Proposed Issuance by delivery of written notice to the holders of Investor Securities who have delivered Acceptance Agreements. If the Issuer elects to consummate the Proposed Issuance, then the Issuer shall be entitled to sell to Willis Stein during the ninety days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of Investor Securities all such New Securities which the holders of Investor Securities have not elected to purchase pursuant to any Acceptance Agreement; and contemporaneously with any such issuance, each holder of Investor Securities that has executed an Acceptance Agreement shall be obligated to purchase from the Issuer thereof, and each such Issuer shall be obligated to sell to each such holder, the New Securities which such holder has committed to purchase pursuant to such Acceptance Agreement. Any New Securities offered or sold by an Issuer after such ninety-day period must be reoffered to the holders of Investor Securities pursuant to the terms of this Section 6.1.

               (d) The provisions of this Section 6.1 will not apply to the following issuances of New Securities:

                    (i) any New Securities issued upon the conversion or exercise of any Common Equity Equivalents not issued in violation of this Section 6.1; or

                    (ii) any issuance of New Securities incident to the exercise, conversion or exchange of any securities of an Issuer that were not issued in violation of this Section 6.1, a subdivision of shares (including any stock dividend or stock split), any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Company.

               (e) Nothing in this Section 6.1 shall be deemed to prevent Willis Stein purchasing for cash any New Securities without first complying with the provisions of this Section 6.1; provided, that in connection with such purchase, (a) the Manager's Board has determined in good faith (1) that one or more of the Issuers needs an immediate cash investment, (2) that no alternative financing is otherwise available on reasonable terms, and (3) that the delay caused by compliance with the provisions of this Section 6.1 in connection with such investment would be reasonably likely to cause harm to an Issuer, (b) the Person making such purchase (for purposes of this Section 6.1, the "Purchasing Holder") gives prompt notice to the other holders of Investor Securities, which notice shall describe, in reasonable detail, the New Securities being purchased by the Purchasing Holder and the purchase price thereof, and (c) the Purchasing Holder and the applicable Issuer take all steps reasonably necessary to enable the Other Holders of Investor Securities to effectively exercise their rights under the terms specified in this Section 6.1 with respect to the New Securities issued to the Purchasing Holder in reliance on this Section 6.1(e).


                                  ARTICLE VII
                                 MISCELLANEOUS

               7.1 CERTAIN DEFINED TERMS. Capitalized terms used in the Agreement which are not otherwise defined in this Agreement and which are defined in the LLC Agreement shall have the meanings attributed to such terms in the LLC Agreement. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

               "Acquisition" means the acquisition of the publishing assets of Petersen Publishing Company by Operating LLC and its affiliates pursuant to the Purchase Agreement (as defined in the LLC Agreement).

               "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

               "Agreement" has the meaning set forth in the preface.

               "Allocable Securities" has the meaning given to such term in
     Section 3.2(c).

               "Available Securities" has the meaning given such terms in
     Section 3.2(b)(iii).

               "Board" has the meaning given such term in Recital F.

               "Business Day" means any day other than a Saturday or Sunday, a legal holiday or day on which commercial banks in New York, Chicago or Los Angeles are required by law to be closed.

               "Common Equity Equivalents" means (without duplication with any Common Equity Securities or other Common Equity Equivalents) rights, warrants, options (including the Options), convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Common Equity Securities or securities exercisable for or convertible or exchangeable into Common Equity Securities, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

               "Common Equity Securities" means, collectively, the Manager Common Stock, the PIC Common Stock, the Common Units and any other type, class or series of authorized capital stock of or equity interests in any of the Issuers which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such Issuer.

               "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

               "Demand Registrations" has the meaning given such term in Section 5.1(a).

               "Electing Holder" has the meaning given such term in Section 3.2(c).

               "Election Notice" has the meaning given such term in Section 3.2(b)(iii).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "Executives" means the Persons designated as "Executives" in Schedule A hereto.

               "Executive Securities" means (a) the Manager Common Stock and Common Units acquired by D. Claeys Bahrenburg and Neal Vitale pursuant to their respective Executive Agreements (other than pursuant to Section 1(a) of each such agreement) and by certain other Executives pursuant to Section 2D of the Securities Purchase Agreement, (b) any Options and any Common Equity Securities issued upon exercise of such Options, (c) any other Common Equity Securities hereafter issued to employees of or consultants to any of the Manager, the LLC and Operating LLC which are designated by the Willis Stein Majority Holders as "Executive Securities," and (d) any Securities of any of the Issuers issued with respect to Securities referred to in any of clauses (a), (b) or (c) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

               "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust established and maintained for the benefit of such individual, such individual's spouse or such individual's descendants (whether natural or adopted).

               "Fully-Diluted Equity" means, as of any date of determination, the amount or number of shares or units of Common Equity Securities outstanding plus (without duplication) all shares of Common Equity Securities issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Equity Equivalents.

               "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not beneficially own five percent (5%) or more of the Fully-Diluted Equity or the Preferred Securities, if any, who is not an Affiliate of any such five percent (5%) beneficial owner and is not a member of the Family Group of any such five percent (5%) beneficial owner.

               "Investor Ownership Percentage" means, for each holder of Investor Securities, with respect to each type and class of Investor Securities held by such holder, the percentage obtained by dividing the number of shares or units or amount of such Investor Securities of such type or class held by such holder of Investor Securities by the total number of outstanding shares or units or amount of such Investor Securities of such type or class.

               "Investor Securities" means all Securities other than Executive Securities.

               "Issuers" means the Manager, the LLC and PIC, each in its capacity as an issuer of Securities.

               "Liquidation Value" means, with respect to any series of Preferred Securities of an Issuer, the fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such Issuer.

               "LLC Agreement" has the meaning given such term in Recital A.

               "Long-Form Registrations" has the meaning given such term in
     Section 5.1(a).

               "Majority Non-Willis Stein Holders" means, at any time, the holders of a majority of the Investor Securities of the Manager (other than Securities held by Willis Stein) then outstanding.

               "Majority Willis Stein Holders" means, at any time, the holders of a majority of the Willis Stein Manager Securities then outstanding.

               "Member" has the meaning given to such term in the LLC Agreement.

               "NASD" means the National Association of Securities Dealers.

               "NASDAQ" means the NASD Automated Quotation System.

               "Offered Securities" when used in Section 3.2(b), has the meaning given such term in Section 3.2(b)(i), and when used in Section 3.2(c), has the meaning given such term in Section 3.2(c).

               "Options" means any options to purchase shares of Common Equity Securities granted by one of the Companies to any Executive on or after the date of this Agreement.

               "Other Holder" has the meaning given such term in Section 3.2(b) or 3.2(c), as applicable.

               "Ownership Percentage" means, for each Securityholder and with respect to each type and class of Security, subject to Section 3.2(e) above, the percentage obtained by dividing the number of shares or units or amount of such Security held by such Securityholder by the total number of shares or units or amount of such Security outstanding; provided that for purposes of Section 3.2(b)(iii), such calculation will be made excluding Securities held by the Selling Holder.

               "Permitted Transferee" means, in the case of a Transfer by an individual, any transferee by the applicable laws of descent and distribution or any member of such Person's Family Group, or in the case of a Transfer by a Person which is not an individual, an Affiliate of such Person.

               "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

               "Piggyback Registration" has the meaning given such term in
     Section 5.2(a).

               "Preferred Securities" means the Preferred Units, the PIC Preferred Stock and any other type, class or series of authorized capital stock or other interest in capital of any of the Issuers that is limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such entity.

               "Preference Amount" with respect to any Preferred Securities means the sum of (i) with respect to Preferred Units, the sum of the Unreturned Preferred Capital and the Unpaid Preferred Yield with respect thereto, and (ii) with respect to any other Preferred Securities, including any PIC Preferred Stock, the sum of the Liquidation Value thereof plus the aggregate amount of accrued and unpaid dividends thereon.

               "Public Offering" means a sale of Common Equity Securities to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

               "Public Sale" means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

               "Qualified IPO" means receipt by Manager of at least $75,000,000 gross cash proceeds upon consummation of an underwritten sale of its common stock pursuant to a registration statement filed under the Securities Act of 1933, provided that the sum of (a) the product of the net price per share of such offering multiplied by the aggregate number of shares of common stock issued by Manager and outstanding as of the closing of the Acquisition (as adjusted for stock splits, combinations of shares and other recapitalizations subsequent thereto), other than Executive Securities, plus (b) the aggregate amount of all cash paid as distributions or dividends on the equity securities of LLC which were outstanding as of the closing of the Acquisition, other than Executive Securities, plus (c) the fair market value of such LLC securities, and of any other property received by the holders thereof at any time in respect of such securities in connection with any Sale of the Company prior thereto, in each case as determined by the Board, equals or exceeds $330,000,000.

               "Registrable Securities" means (i) the shares of Class A Common Stock of Manager issued pursuant to the Securities Purchase Agreement dated as of September ___, 1996 among certain of the parties hereto (the "Securities Purchase Agreement"), (ii) the shares of Class A Common Stock of Manager issued or issuable upon conversion of the Class B Common Stock of Manager issued pursuant to the Securities Purchase Agreement or upon conversion of non-voting securities issued pursuant to a Reorganization Plan, (iii) any voting common stock of Manager issued to the holders of Securities in connection with a Reorganization Plan or issued or issuable with respect to rights on securities so issued, (iv) any Common Equity Securities of the Manager (other than non-voting securities) issued in respect of or in exchange for or upon conversion of Investor Securities, and (v) any other Common Equity Securities of the Manager (other than non-voting Securities) issued or issuable with respect to the securities referred to in any of clauses (i), (ii), (iii) and (iv) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, including pursuant to a Reorganization Plan. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred and new certificates not bearing the legend set forth in
     Section 7.2(a) hereof shall have been delivered by the Manager and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

               "Registration Expenses" has the meaning given such term in
     Section 5.5.

               "Reorganization Plan" has the meaning given such term in Section
                4.2.

               "Repurchase Notice" has the meaning given such term in Section
                3.2(b)(ii).

               "Rule 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

               "Rule 144 Sale" means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144.

               "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any Independent Third Party other Person or Persons pursuant to which such Person or Persons (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) a majority of the Fully-Diluted Equity of the Manager and the LLC or (b) acquire assets constituting all or substantially all of the assets of the Manager, the LLC and their respective Subsidiaries on a consolidated basis.

               "Sale Notice" has the meaning given such term in Section 3.2(c).

               "SEC"  means the Securities and Exchange Commission.

               "Securities" means (i) any Common Equity Securities or Preferred Securities purchased or otherwise acquired by a Securityholder, (ii) any other equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination or shares, recapitalization, merger, consolidation or other reorganization and (iii) any other equity securities of PIC, the Manager or the LLC held by a Securityholder. As to any particular Securities, such Securities shall cease to be Securities when they have been Transferred pursuant to a Public Sale.

               "Securities Act" means the Securities Act of 1933, as amended from time to time.

               "Securityholder" has the meaning given such term in the preface.

               "Selling Holder" when used in Section 3.2(b), has the meaning given such term in Section 3.2(b)(i), and when used in Section 3.2(c), has the meaning given such term in Section 3.2(c).

               "Short-Form Registrations" has the meaning given such term in
     Section 5.1(a).

               "Subsidiary" means any entity with respect to which another entity has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such entity or otherwise has the power, by contract or otherwise, to control the business and affairs of such entity.

               "Supplemental Repurchase Notice" has the meaning given to such term in Section 3.2(b)(iv).

               "Tag-Along Notice" has the meaning given such term in Section 3.2(c).

               "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any Security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

               "Transfer Notice"  has the meaning set forth in Section
     3.2(b)(i).

               "Willis Stein Manager Securities" means (a) the Securities issued by the Manager acquired by Willis Stein and (b) any Securities issued by the Manager with respect to Securities referred to in any of clause (a) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

               7.2  LEGENDS.

               (a) Securityholders Agreement. Each certificate or instrument evidencing Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN SECURITYHOLDERS AGREE-MENT DATED AS OF SEPTEMBER 30, 1996 AMONG THE ISSUER OF SUCH SECURITIES (THE "MANAGER") AND CERTAIN OF THE MANAGER'S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FUR-NISHED WITHOUT CHARGE BY THE MANAGER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

               (b) Removal of Legends. Whenever in the opinion of the issuer of such Securities and counsel reasonably satisfactory to the issuer of such Securities (which opinion shall be delivered to the issuer of such Securities in writing) the restrictions described in the legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Issuer thereof, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

               7.3 EXPENSES OF DIRECTORS, ETC. The Manager shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof. In addition, the Manager shall be authorized to enter into indemnification agreements with the directors and may pay to each director (but not to any director, other than Robert E. Petersen, who is also an employee of the Operating LLC) an annual fee of $35,000, payable in advance in four equal quarterly installments. So long as any Willis Stein Director serves on the Board and for four years thereafter, the Manager shall maintain directors and officers indemnity insurance coverage satisfactory to Willis Stein, and the Manager's certificate of incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

               7.4 AMENDMENT AND WAIVER. Subject to Section 7.13 and except as otherwise provided herein, any modification, amendment or waiver of any provision of this Agreement shall be effective against the Manager, the LLC and the Securityholders if such modification, amendment or waiver is approved in writing by the Majority Willis Stein Holders, the Manager and the LLC; provided that any amendment, modification or waiver of any provision of this Agreement which has a material adverse effect on any Securityholder in its capacity as such, if such effect would be borne disproportionately by such Securityholder relative to other Securityholders holding Securities of the same class, shall be effective against such Securityholder only if consented to in writing by such Securityholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Each Issuer agrees that it will use its reasonable best efforts to amend the Securityholders Agreement and the LLC Agreement to the extent required to enable each Investor to comply with federal laws (including the Bank Holding Company Act of 1956) which may be applicable to such Investor so long as such amendment would not adversely affect any Issuer or any other holder of Securities.

               7.5 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               7.6 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein or in the LLC Agreement, Securities Purchase Agreement or the other written agreements of even date herewith, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

               7.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Issuers, Willis Stein, holders of Willis Stein Manager Securities and their respective successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and permitted assigns of each of them, so long as they hold Securities.

               7.8 COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

               7.9 REMEDIES. The Issuers and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each of the Issuers or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

               7.10 NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to any of the Issuers at the address set forth below and to any other recipient at the address indicated on the attached Schedule of Notice Addresses and to any subsequent holder of Securities subject to this Agreement at such address as indicated by the records of the issuer of such Securities, or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder (i) when sent by facsimile (receipt confirmed), if received during business hours on a business day and otherwise on the first business day following thereafter, (ii) when delivered personally, (iii) five days after deposit in the U.S. mail and (iv) one business day after deposit with a reputable overnight courier service (prepaid for overnight service). The Issuers' address is:

               c/o Willis Stein & Partners, L.P.
               227 West Monroe Street, Suite 4300
               Chicago, IL  60606
               Telecopy:  (312) 422-2418
               Attention:  Avy H. Stein

                          Daniel H. Blumenthal

          and to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL  60601
               Telecopy:  (312) 861-2200
               Attention: John A. Weissenbach

     Any notice delivered to a Securityholder other than Willis Stein, the Manager, any Executive, PPC or PIC shall also be sent to:

               Cahill Gordon & Reindel
               Eighty Pine Street
               New York, New York  10005-1702
               Telecopy:  (212) 269-5420
               Attention:  Roger Meltzer

               7.11 GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Manager and its stockholders and of PIC and its stockholders and the limited liability company law of the state of Delaware shall govern all issues and questions concerning the relative rights of the LLC and its members. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

               7.12 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

               7.13 FURTHER ASSURANCE. In connection with this Agreement and the transactions contemplated hereby each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts (including amendments to this Agreement) that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and to give effect to the intent of the parties hereto. In furtherance of the foregoing, the parties acknowledge that in connection with the Reorganization Plan, each party hereto will execute such amendments and modifications to this Agreement as are reasonably requested by the Manager to effectuate the intent of the parties hereto and provide for substantially the same rights and obligations of each party upon the consummation of the transactions contemplated by the Reorganization Plan as are contemplated hereby.

                                *    *    *    *

               IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.


                              BRIGHTVIEW COMMUNICATIONS GROUP, INC.,
                              in its capacity as an Issuer of Securities and as a Securityholder


                              By:  ____________________________________
                                   Name:  Daniel H. Blumenthal
                                   Title: Vice President


                              PETERSEN INVESTMENT CORP.,
                              in its capacity as an Issuer of Securities and as a Securityholder


                              By:  ____________________________________
                                   Name:  Daniel H. Blumenthal
                                   Title: Vice President


                              PETERSEN HOLDINGS, L.L.C.

                              By:  BrightView Communications Group, Inc.
                              Its: Managing Member

                              By:  ____________________________________
                                   Name:
                                   Title:


                              WILLIS STEIN & PARTNERS, L.P.

                              By:  Willis Stein & Partners, L.L.C.
                              Its: General Partner

                              By:  ____________________________________
                                   Its: Managing Director

                              PETERSEN PUBLISHING COMPANY


                              By:  ____________________________________
                                   Robert E. Petersen

                                   Chairman

                              CHASE EQUITY ASSOCIATES, L.P.
                              By:  Chase Capital Partners
                              Its: General Partner

                              By:  ___________________________________
                                   Name:  Brian Richmond
                                   Title: General Partner


                              BANK AMERICA INVESTMENT CORPORATION

                              By:  ____________________________________
                                   Name:
                                   Title:


                              CIVC PARTNERS II

                              By:  ___________________________________
                                   Name:
                                   Title: A General Partner


                              CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

                              By:  ___________________________________
                                   Name:
                                   Title:


                              ALLSTATE INSURANCE COMPANY

                              By:  ___________________________________
                                   Name:
                                   Title:

                              FUI, INC.

                              By:  ___________________________________
                                   Name:
                                   Title:

                              NORWEST EQUITY CAPITAL, L.L.C.

                              By: Itasca NEC, L.L.C.
                              Its:        Managing Member

                              By: ___________________________________
                                  Name:
                                  Title:


                              NASSAU CAPITAL PARTNERS II, L.P.

                              By: Nassua Capital, L.L.C.
                              Its:        General Partner

                              By: ___________________________________
                                  Name:
                                  Title:


                              NAS PARTNERS I, L.L.C.

                              By: ___________________________________
                                  Name:
                                  Title:


                              _______________________________________
                              James D. Dunning, Jr.


                              _______________________________________
                              Laurence H. Bloch


                              _______________________________________
                              Stuart Karu


                              _______________________________________

                              Thomas J. Strauss


                              _______________________________________
                              Irwin Bard


                              _______________________________________
                              Bernard Shavitz


                              _______________________________________
                              D. Claeys Bahrenburg


                              _______________________________________
                              Neal Vitale

                          SCHEDULE OF SECURITYHOLDERS
                          ---------------------------

                                     -39-